Exhibit (a)(1)(E)

Offer to Purchase for Cash

Up to $150,000,000 in Value of Shares

by

Healthcare Trust of America, Inc.

of

its Class A Common Stock

at a Purchase Price Not Greater Than $10.50

Nor Less Than $10.10 Per Class A Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY
TIME, ON JULY 18, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY
MAY BE EXTENDED, THE “EXPIRATION DATE”).

June 6, 2012

To Our Clients:

Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), has listed its Class A Common Stock, par value $0.01 per share (the “Class A Shares”), on the New York Stock Exchange (“NYSE”), commencing on June 6, 2012, under the symbol “HTA”. The listing provides the Company’s stockholders a security that can be sold on a daily basis at a price determined by the market.

For those stockholders who might wish to sell their securities other than on the NYSE, enclosed for your consideration are the Offer to Purchase, dated June 6, 2012 (the “Offer to Purchase”), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by the Company, to purchase for cash up to $150,000,000 in value of shares of its Class A Shares at a price specified by the tendering stockholders of not greater than $10.50 nor less than $10.10 per Class A Share, upon the terms and subject to the conditions described in the Offer.

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will determine a single price per Class A Share (the “Purchase Price”), which will be not more than $10.50 and not less than $10.10 per Class A Share, that it will pay for Class A Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Class A Shares tendered pursuant to the Offer and the prices specified by tendering stockholders. The Purchase Price will be the lowest price per Class A Share (in increments of $0.10) of not more than $10.50 and not less than $10.10 per Class A Share, at which Class A Shares have been properly tendered or have been deemed to be tendered pursuant to the Offer, that will enable the Company to purchase the maximum number of Class A Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $150,000,000 (or such lesser number if less than $150,000,000 in value of Class A Shares are properly tendered in the Offer after giving effect to any Class A Shares properly withdrawn).

All Class A Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the “odd lot” priority and proration provisions described in the Offer to Purchase, all of the Class A Shares tendered at or below the Purchase Price may not be purchased if Class A Shares having an aggregate value in excess of $150,000,000 are properly tendered and not properly withdrawn. Only Class A Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Class A Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the condition of the Offer, if the number of Class A Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $150,000,000, the Company will purchase Class A Shares: (1) first, from all holders of “odd lots” of less than 100 Class A Shares who properly tender all of their Class A Shares at or below the Purchase Price, and do not properly withdraw them prior to the Expiration Date and (2) second, from all other stockholders who properly tender Class A Shares at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Class A Shares, until the Company has purchased Class A Shares resulting in an aggregate purchase price of $150,000,000. See Sections 1, 3 and 4 of the Offer to Purchase.

Because of the “odd lot” priority and proration provisions described above, the Company may not purchase all of the Class A Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Class A Shares held for your account. As such, we are the only ones who can tender your Class A Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender Class A Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Class A Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Class A Shares at a price not greater than $10.50 nor less than $10.10 per Class A Share, in increments of $0.10, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.
2.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Class A Shares will be purchased in the event of proration.
3.	The Offer is not conditioned upon obtaining financing or any minimum number of Class A Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6 of the Offer to Purchase.
4.	The Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on July 18, 2012, unless the Offer is extended or withdrawn.
5.	Tendering stockholders whose Class A Shares are registered in their own names and who tender directly to the Depositary (as such term is defined in the Offer to Purchase) will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Class A Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Class A Shares on your behalf.
6.	If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Class A Shares that you own at or below the Purchase Price prior to the Expiration Date and check the box captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Class A Shares for payment before any proration of the purchase of other tendered Class A Shares.
7.	Any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from backup withholding tax. See Section 3 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Class A Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on July 18, 2012, unless the Offer is extended or withdrawn.

The Offer is not being made to, and tenders will not be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell Class A Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as described in Section 16 of the Offer to Purchase) or by one or more registered brokers or dealers licensed wider the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF DIRECTORS, THE DEALER MANAGER (AS DEFINED IN THE OFFER TO PURCHASE), THE PAYING AGENT (AS DEFINED IN THE OFFER TO PURCHASE), THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE), THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS A SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR CLASS A SHARES AND, IF SO, HOW MANY CLASS A SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

Up to $150,000,000 in Value of Shares

by

Healthcare Trust of America, Inc.

of

its Class A Common Stock

at a Purchase Price Not Greater Than $10.50

Nor Less Than $10.10 Per Class A Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 6, 2012 (the “Offer to Purchase”), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), to purchase for cash up to $150,000,000 in value of shares of its Class A Common Stock, par value $0.01 per share (the “Class A Shares”), at a price specified by the tendering stockholders of not greater than $10.50 nor less than $10.10 per Class A Share, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Class A Shares indicated below or, if no number is indicated, all Class A Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Class A Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Class A Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Class A Shares to be tendered by you for the account of the undersigned:

Unless otherwise indicated, it will be assumed that all Class A Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS

(CHECK AT LEAST ONE BOX):

PRICE(S) (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

By checking at least one of the following boxes below, the undersigned is tendering Class A Shares at the price(s) checked. This election could mean that none of the Class A Shares will be purchased if the Purchase Price is less than the price(s) checked below. IF YOU WISH TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER CLASS A SHARE AT WHICH YOU WANT TO TENDER YOUR CLASS A SHARES AND SPECIFY THE NUMBER OF YOUR CLASS A SHARES THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Class A Shares cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE(S) (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

Price(s) at Which Class A Shares are Tendered	Number of Whole Class A Shares Tendered at Applicable Price
☐ Price $10.10
☐ Price $10.20
☐ Price $10.30
☐ Price $10.40
☐ Price $10.50

Total Number of Class A Shares Tendered (cannot exceed the total number of Class A Shares you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS A SHARES.

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 6 of the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Class A Shares, even if these holders have separate accounts representing fewer than 100 Class A Shares. Accordingly, this section is to be completed only if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Class A Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Class A Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Class A Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Class A Shares and is tendering all of such Class A Shares.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated:                             , 2012